Exhibit 1.1

Execution Copy

The PNC Financial Services Group, Inc.

500,000 Depositary Shares,

Each representing 1/10th interest in a share of

Fixed-to-Floating Preferred Stock Series K, $1.00 par value

Underwriting Agreement

New York, New York

May 14, 2008

To the Representatives

  named in Schedule I

  hereto of the

  Underwriters named in

  Schedule II hereto

Dear Ladies and Gentlemen:

The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 500,000 Depositary shares (the “Firm Depositary Shares”), each such share representing ownership of 1/10th of a share of Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series K of the Corporation (the “Preferred Stock”) and, at the election of the Representatives acting on behalf of the Underwriters, to issue and sell to the Underwriters up to an additional 75,000 Depositary Shares (the “Optional Depositary Shares”, and, together with the Firm Depositary Shares, the “Depositary Shares”), each such share representing ownership of 1/10th of a share of the Preferred Stock, solely to cover over-allotments. The Preferred Stock will, when issued, be deposited by the Corporation against delivery of Depositary Receipts (“Depositary Receipts”) to be issued by PNC Bank, National Association (“PNC Bank, N.A.” or the “Depositary”), under a Deposit Agreement, to be dated as of the Closing Date (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Depositary Shares. The Preferred Stock and the Depositary Shares are herein collectively referred to as the “Securities”. Capitalized terms used herein and not otherwise defined but that are defined in the Final Prospectus have the meanings specified in the Final Prospectus.

Section 1. Representations and Warranties. The Corporation represents and warrants to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (e) hereof.

(a) The Corporation meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange

Commission (the “Commission”) a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Corporation may have filed one or more amendments thereto, may have filed additional basic prospectuses thereto and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering (as defined below) and, although the Basic Prospectus may not include all information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Corporation will file a term sheet pursuant to Rule 433 disclosing the pricing terms of the offering. The Corporation will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Pricing Disclosure Package) as the Corporation has advised you, prior to the Execution Time, will be included or made therein.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the the Securities Exchange Act of 1934 (the “Exchange Act”) or form of prospectus) and (iii) at the time the Corporation or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Corporation was a “well-known seasoned issuer” as defined in Rule 405; and at the earliest time after the filing of the Registration Statement that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Corporation was not an “ineligible issuer” as defined in Rule 405.

(c) The Corporation has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, there has not been any material change in the capital stock or long term debt of the Corporation or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time.

(d) On the Effective Date, the Registration Statement did, at the Applicable Time and on the Closing Date, the Pricing Disclosure Package did and will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Applicable Time and on the Closing Date, the Pricing Disclosure Package did not or will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act or (ii) the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(e) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Applicable Time” shall mean 5:00 p.m. (Eastern Time) on May 14, 2008. “Basic Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. “Pricing Disclosure Package” shall mean the Basic

Prospectus (as amended and supplemented immediately prior to the Applicable Time) and any Preliminary Final Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(a) hereof and by the other Issuer Free Writing Prospectuses listed on Schedule III hereto. “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, included in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433. “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A, Rule 430B or Rule 430C. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A”, “Rule 430B,” “Rule 430C,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. “Rule 430 Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 needs to be included in such registration statement at the effective date thereof with respect to the securities so offered.

(f) The Corporation is not, and after the issuance and sale of the Securities and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”).

(g) Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the

Corporation or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Corporation, its subsidiaries and, to the knowledge of the Corporation, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(h) The operations of the Corporation and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened.

(i) Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(j) The Corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(k) The shares of Preferred Stock represented by the Depositary Shares being delivered to the Underwriters at the Closing Date (as defined hereunder) have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Corporation’s Articles of Incorporation, as amended to the Closing Date.

(l) The Corporation has all corporate power and authority necessary to execute and deliver this Agreement, the Preferred Stock, the Depositary Shares and the

Deposit Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, the Deposit Agreement and the terms of the Preferred Stock as established in the Corporation’s Articles of Incorporation, as amended to the Closing Date, and compliance with the provisions hereof and thereof by the Corporation will not constitute a breach of, or default under, (x) the corporate charter or by-laws of the Corporation, (y) any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Corporation is a party, or (z) to the best of the Corporation’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Corporation or any property of the Corporation, which breach or default, in case of (y) and (z), would be reasonably likely to have a material adverse effect on the Corporation and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, the Preferred Stock, the Depositary Shares and the Deposit Agreement by the Corporation except such as have been made or obtained or will be made or obtained on or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

(m) The Depositary Shares being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and will be entitled to the rights under, and the benefits of, the Deposit Agreement.

(n) The Deposit Agreement has been duly authorized, executed and delivered by the Corporation and the Depositary and constitutes a valid and legally binding agreement of the Corporation and the Depositary, enforceable against the Corporation and the Depositary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(o) The Preferred Stock, the Depositary Shares and the Deposit Agreement conform in all material respects to the descriptions thereof in the Prospectus.

(p) The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2007, the Corporation’s internal control over financial reporting was effective and the Corporation is not aware of any material weaknesses in its internal control over financial reporting.

(q) Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there has been no change in the

Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

(r) The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and its subsidiaries is made known to the Corporation’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as of March 31, 2008.

Section 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Corporation hereby agrees (i) to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Corporation, at the purchase price set forth in Schedule I hereto, the number of Firm Depositary Shares set forth opposite such Underwriter’s name in Schedule II hereto and (ii) in the event and to the extent that the Representatives exercise the election to purchase Optional Depositary Shares as provided below, the Corporation agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the same purchase price set forth in Schedule I, the number of the Optional Depositary Shares as to which such election shall have been exercised (to be adjusted by the Representatives, if necessary, so as to eliminate fractions of Depositary Shares) determined by multiplying the number of such Optional Depositary Shares by a fraction, the numerator of which is the maximum number of Firm Depositary Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Firm Depositary Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Corporation hereby grants to the Underwriters the one-time right to purchase at the election of the Representatives up to 75,000 Optional Depositary Shares, solely for the purpose of covering over-allotments, if any, in connection with the offer and sale of the Firm Depositary Shares, as set forth in clause (i) of Section 2(a). Any such election to purchase Optional Depositary Shares may be exercised by written notice from the Representatives to the Corporation, given within a period of 30 days after the date of this Agreement, setting forth the number of Optional Depositary Shares to be purchased and the date on which such Optional Depositary Shares are to be delivered, as determined by the Representatives, which shall in no event be earlier than the First Time of Delivery or, unless the Representative and the Corporation otherwise agree in writing, earlier than three or later than ten New York Business Days after the date of such notice. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 3. Delivery and Payment. The Depositary Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Corporation with the Depository Trust Company (“DTC”) or its designated custodian. The Corporation will or will direct the Depositary to, deliver the Depositary Shares to the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Corporation to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Depositary Shares to the accounts of the Representatives at DTC. The Corporation will or will direct the Depositary to, cause the certificates representing the Depositary Shares to be made available to the Representatives for checking prior to each Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment, with respect to the Firm Depositary Shares, shall be 10:30 a.m., New York City time, on May 21, 2008 (the “Closing Date”) or such other time and date as the Representatives and the Corporation may agree upon in writing, and, with respect to the Optional Depositary Shares shall be 10:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase Optional Depositary Shares, or at such other time and date as the Representatives and the Corporation may agree upon in writing. Such time and date for delivery of the Firm Depositary Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Depositary Shares, if not the First Time of Delivery, is herein called an “Optional Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. The documents to be delivered at a Time of Delivery by or on behalf of the parties hereto, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475 (the “Closing Location”), and the Depositary Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

Section 4. Agreements. The Corporation agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Corporation will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Corporation has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Corporation will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed; will prepare a final term sheet, containing solely a description of the Securities in a form approved by you and will file such term sheet pursuant to Rule 433(d) within the time period prescribed; will promptly file all other material required to be filed by the Corporation with the Commission pursuant to Rule 433(d) and will provide evidence satisfactory to the Representatives of such timely filing. The Corporation will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iv) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (v) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Corporation will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Corporation promptly will (i) advise the Underwriters of the happening of such event, (ii) prepare and file with the Commission, at the Corporation’s expense, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable, the Corporation will make generally available to its security holders and to the Representatives an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Corporation will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Corporation will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Corporation will use its best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Corporation shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(f) During the period beginning on the date hereof and continuing to and including the date 30 days after the date hereof, the Corporation will not, without the consent of the Representatives, offer, sell, contract to sell, announce the offering or otherwise dispose of any preferred securities or any other securities of the Corporation which are substantially similar to the Securities, including any guarantee of any such securities, or any securities convertible into or exchangeable for or representing the right to receive any such securities.

(g) During the period when the Securities are outstanding, the Corporation will not be or become an open end investment company, unit investment trust or face amount certificate company that is or required to be registered under Section 8 of the Investment Company Act.

(h) The Corporation agrees to pay all expenses, fees and taxes incident to the performance of its obligations under this Agreement, whether or not any sale of the Securities is consummated, including, without limitation, (i) the fees, disbursements and expenses of its counsel and the accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Final Prospectus, the Pricing Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by them and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) the fees and expenses, if any, incurred in connection with the admission of the Securities in any appropriate market system, (v) the costs of the preparation, issuance and delivery of the Securities, (vi) any filing for review of the public offering of the Securities by the Financial Industry Regulatory Authority and (vii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in the Section. It is understood, however, that, except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes payable on resale of any of the Securities by them.

Section 5. Additional Agreements Relating to Free Writing Prospectuses.

(a) The Corporation represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 4(a) hereof and the Issuer Free Writing Prospectuses listed on Schedule III hereto, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405.

(b) Each Underwriter represents and agrees that, without the prior consent of the Corporation and the Representatives, except for the final term sheet prepared and filed pursuant to Section 4(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined by Rule 433, or that would otherwise constitute a “free writing prospectus” as defined by Rule 405 that would be required to be filed with the Commission.

(c) Any free writing prospectus the use of which has been consented to by the Corporation and the Representatives (including the final term sheet prepared and filed pursuant to Section 4(a) hereof) is listed on Schedule III hereto.

(d) The Corporation has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) The Corporation agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Corporation will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Corporation contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Corporation made in any certificates pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions:

(a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(a) hereof, any other material required to be filed by the Corporation pursuant to Rule 433(d) shall have been filed in the manner and within the time period required by Rule 433 and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Corporation shall have furnished to the Representatives the opinion of George P. Long, III, Esq., Senior Counsel and Corporate Secretary of the Corporation, dated the Closing Date, to the effect that:

(i) the Corporation is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on the Corporation; and the Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii) PNC Bank, N.A. is validly organized and existing as a national banking association in good standing under the laws of the United States, with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on PNC Bank, N.A.;

(iii) The shares of Preferred Stock represented by the Depositary Shares being delivered to the Underwriters at the Closing Date (as defined hereunder) have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Corporation’s Articles of Incorporation, as amended to the Closing Date;

(iv) The Depositary Shares being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and will be entitled to the rights under, and the benefits of, the Deposit Agreement;

(v) all the outstanding shares of capital stock of PNC Bank, N.A. have been duly and validly authorized and issued and (except as provided in 12 U.S.C. § 55) are fully paid and nonassessable, and all outstanding shares of capital stock of PNC Bank, N.A. are owned by the Corporation either directly or through wholly owned subsidiaries of the Corporation free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interests, claims, liens or encumbrances;

(vi) the Corporation’s authorized equity capitalization, if set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is as set forth in the Final Prospectus; the Securities conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and, if the Securities are to be listed on any stock exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Corporation has filed a preliminary listing application and all required supporting documents with respect to the Securities with such stock exchange and nothing has caused such counsel to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution and the satisfaction of other requirements which counsel reasonably believes will be satisfied in due course;

(vii) this Agreement has been duly authorized, executed and delivered by the Corporation;

(viii) the issuance and sale of the Securities and the execution, delivery and performance by the Corporation of this Agreement, and the consummation of any other transaction herein contemplated will not (A) violate the Articles of Incorporation or By-laws of the Corporation or PNC Bank, N.A. or (B) violate, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument known to such counsel to which the Corporation or PNC Bank, N.A. is a party or bound or (C) violate any material order or regulation known to such counsel to be applicable to the Corporation or PNC Bank, N.A. of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Corporation;

(ix) to the best knowledge of such counsel, there is no pending or threatened action, suit, investigation or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Pricing Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Corporation or any of its subsidiaries fairly summarize such matters in all material respects;

(x) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433(d) has been made in the manner and within the time period required by Rule 433; to the best knowledge of such counsel, no stop order suspending the effectiveness of the

Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (other than the financial statements and other financial information contained or incorporated therein, and that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of that Act and the Exchange Act and the respective rules and regulations thereunder; and nothing has come to the attention of such counsel that has caused such counsel to believe that at the Effective Date the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; that the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel does not express any opinion or belief as to (a) the financial statements or schedules or other data of a financial nature included or incorporated therein, (b) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, and (c) regulatory actions of the applicable regulatory authorities that are not otherwise disclosed by such regulatory authorities. In connection with the foregoing, the Underwriters acknowledge and understand that the character of determinations involved in the process of preparing the Registration Statement and the Final Prospectus (including any documents incorporated by reference) are such that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (including any documents incorporated by reference) except as expressly set forth herein;

(xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(xii) No holders of securities of the Corporation have rights to the registration of such securities under the Registration Statement; and

(xiii) the Securities and the Depositary Agreement conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

In rendering such opinion, such counsel will opine only as to matters involving the application of the laws of the Commonwealth of Pennsylvania or the United States and may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Underwriters, except that it will not be required that such counsel obtain an opinion of New York counsel as to matters of New York law in order to render such opinion or that such counsel express an opinion as to matters arising under the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and matters of federal law arising under the laws of the United States of America, and (B) as to matters of fact, to the extent deemed proper, on certificates or representations of responsible officers of the Corporation and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received an opinion of Reed Smith LLP counsel to the Corporation, dated the Closing Date, substantially to the effect that:

(i) the Corporation is not, and after the issuance and sale of the Securities and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act;

(ii) the Depositary Agreement has been duly authorized, executed and delivered by the Corporation, and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, or general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(iii) the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Description pf Series K Preferred Stock” and “Description of Depositary Shares”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein; and

(iv) the discussion set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Certain U.S. Federal Income Tax Considerations”, in so far as it relates to matters of United States federal income tax laws, subject to the qualifications, exceptions, assumptions and limitations described therein, fairly summarize in all material respects the matters set forth therein.

In rendering such opinion, counsel may state that they are passing only on matters of New York, Pennsylvania and United States Federal law. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Corporation as to laws of any jurisdiction other than the United States or the State of New York, provided that (i) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (ii) counsel shall state in their opinion that they and the Representatives are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Corporation or its subsidiaries and certificates of public officials.

(d) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Pricing Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Corporation shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Corporation as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (B) counsel shall state in their opinion that they believe that they and the Representatives are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Corporation and its subsidiaries and certificates of public officials.

(e) The Corporation shall have furnished to the Representatives a certificate of the Corporation, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Corporation, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Corporation in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Corporation has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Corporation’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Corporation and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(f) At the Closing Date, Deloitte and Touche LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Corporation and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information included or incorporated in Items 1, 5, 6 and 7 of the Corporation’s Annual Report on Form 10-K for the most recent fiscal year incorporated in the Registration Statement and the Final Prospectus, incorporated in the Registration Statement and Final Prospectus, agrees with the accounting records of the Corporation and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

If provided for in Schedule I hereto, at the Execution Time, Deloitte and Touche LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(g) At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Corporation and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Corporation and the audit and executive committees thereof and inquiries of certain officials of the Corporation who have responsibility for financial and accounting matters of the Corporation and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements in or incorporated in the Final Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in borrowed funds of the Corporation and its subsidiaries or any decreases in the capital stock (defined as each of the individual dollar amounts of preferred stock, common stock, and capital surplus) of the Corporation or the stockholders’ equity of the Corporation as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of the Corporation or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Corporation as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Corporation and its subsidiaries) set forth in the Registration Statement and the Final Prospectus,

including the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Corporation’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and Final Prospectus, agrees with the accounting records of the Corporation and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

If provided for in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(h) On or subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Corporation and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(i) On or subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Corporation’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Securities Act), or any public announcement that any such organization has under surveillance or review the ratings of any of the Corporation’s debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase of the Securities.

(j) Prior to the Closing Date the Corporation shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the

Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Corporation in writing or by telephone or telegraph confirmed in writing.

Section 7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Corporation to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Corporation will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. In no event shall the Corporation be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

Section 8. Indemnification and Contribution. (a) The Corporation agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or that part of the Registration Statement constituting the “Statement of Eligibility and Qualification” (Form T-1) under the Trust Indenture Act. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Corporation, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Corporation within the meaning of either the

Act or the Exchange Act, to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Corporation by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Corporation acknowledges that the statements set forth in the last paragraph of the cover page, and under the heading “Underwriting” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization and syndicate covering transactions and penalty bids in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable, the Corporation, on the one hand, and the Underwriters severally, on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Corporation and one or more of the Underwriters may be subject in proportion to the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Securities, such that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Corporation is responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Corporation, on the one hand, and the Underwriters severally, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits as described in the immediately preceding sentence but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Corporation on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Corporation and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Corporation within the meaning of either the Act or the Exchange Act, each officer of the Corporation who shall have signed the Registration Statement and each director of the Corporation shall have the same rights to contribution as the Corporation, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Depositary Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Depositary Shares set forth opposite their names in Schedule II hereto bears to the total number of Depositary Shares set forth opposite the names of all the remaining Underwriters) the Depositary Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the total number of Depositary Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the total number of Depositary Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Depositary Shares, and if such non defaulting Underwriters do not purchase all the Depositary Shares, this Agreement will terminate without liability to any non defaulting Underwriter or the Corporation. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Corporation and any non defaulting Underwriter for damages occasioned by its default hereunder.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Corporation prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Corporation’s Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Pennsylvania authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, economic or otherwise or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the effect of which on the financial markets of the United

States or any foreign jurisdiction in which the Securities are to be marketed are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities.

Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Corporation or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Corporation or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 12. Fiduciary Duty. The Corporation acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement and (iv) the Corporation has consulted its own legal and financial advisors to the extent it deemed appropriate. The Corporation agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation, in connection with such transaction or the process leading thereto.

Section 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or transmitted by any standard form of telecommunication, at the address specified in Schedule I hereto; or, if sent to the Corporation, will be mailed, delivered or transmitted by any standard form of telecommunication to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, attention of the Senior Vice President and Chief Financial Officer of the Corporation.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 16. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Corporation and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

Section 18. Waiver of Jury Trial. The Corporation and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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[signature appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Corporation and the several Underwriters.

Very truly yours,

The PNC Financial Services Group, Inc.

By:	/s/ Lisa Marie Kovac
Name:	Lisa Marie Kovac
Title:	Vice President

Confirmed and accepted, intending to be legally

bound, as of the date specified in Schedule I hereto.

By: J.P. Morgan Securities Inc.

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Vice President

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Michael F. Barry
	Name:	Michael F. Barry
	Title:	Managing Director

Each, for itself and the other several Underwriters, if

any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated May 14, 2008

Registration Statement No. 333-139912

Representatives:	J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Title, Purchase Price and Description of Securities:

Title:	Depositary Shares Each representing 1/10th interest in a share of Fixed-to-Floating Preferred Stock Series K, $1.00 par value

Number of Firm Depositary Shares:	500,000

Number of Optional Depositary Shares:	75,000

Initial Public Offering Price:	$1,000 per Depositary Share

Purchase Price by Underwriters:	$985 per Depositary Share

Underwriters’ Compensation:	$15 per $1,000 principal amount of Depositary Share.

Specified Funds for Payment of Purchase Price:	Immediately available funds by wire.

Modification of items to be covered by the letter from Deloitte and Touche LLP delivered pursuant to Section 6(f):	Letter from Deloitte and Touche LLP to be delivered pursuant to Section 6(f) at the Closing Date, not also at the Execution Time.

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(g):	Letter from PricewaterhouseCoopers LLP to be delivered pursuant to Section 6(g) at the Closing Date, not also at the Execution Time.

Closing Date:	May 21, 2008; 9:00 a.m. (New York City Time)

Closing Location:	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019

Address for Notices to Underwriters:	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 and Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street New York, New York 10080

Issuer Free Writing Prospectus Not Included in the Pricing Disclosure Package:	None.

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SCHEDULE II

Underwriters	Number of Firm Depositary Shares to be Purchased	Number of Optional Depositary Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities Inc.	225,000	33,750
Merrill Lynch, Pierce, Fenner & Smith Incorporated	225,000	33,750
PNC Capital Markets LLC	50,000	7,500
Total	500,000	75,000

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SCHEDULE III

1.	The Final Term Sheet filed pursuant to Section 4(a) of this Agreement

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